Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2020 SECOND QUARTER RESULTS

WESTLAKE VILLAGE, CALIFORNIA, July 30, 2020-- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its second quarter ended June 30, 2020.

Net income available to common stockholders was $1.8 million, or $0.05 per diluted share, for the 2020 second quarter, compared with $20.4 million, or $0.51 per diluted share, for the same period in 2019. The decrease in net income was primarily due to a non-recurring $17.7 million write-off of straight-line rent receivable and lease incentive balances related to an affiliate of Senior Lifestyle Corporation (“Senior Lifestyle”) and a $0.6 million loss on the liquidation of an unconsolidated joint venture with another affiliate of Senior Lifestyle, partially offset by higher rental and interest income from acquisitions and mortgage funding in 2020. The write-off of Senior Lifestyle straight-line rent receivable and lease incentive balances was due to a shortfall in payments of May and June 2020 rent obligations.

Funds from Operations (“FFO”) was $12.0 million for the 2020 second quarter, compared with $29.7 million for the comparable 2019 period. FFO per diluted common share was $0.31 and $0.75 for the quarters ended June 30, 2020 and 2019, respectively. The decrease in FFO and FFO per diluted common share was primarily due to the $17.7 million non-recurring write-off discussed above. Excluding the $17.7 million non-recurring write-off, FFO per diluted common share for the quarters ended June 30, 2020 and 2019 was $0.76 and $0.75, respectively.

During the second quarter of 2020, LTC funded additional loan proceeds of $2.0 million under an existing mortgage loan. The incremental funding bears interest at 8.89% escalating annually by 2.25%.

Subsequent to June 30, 2020, LTC completed the following:

•	Consolidated its four leases with Brookdale Senior Living Communities, Inc. into one master lease and extended the term by one year to December 31, 2021. The master lease provides three renewal options consisting of a four-year renewal option, a five-year renewal option and a 10-year renewal option. The notice period for the first renewal option is January 1, 2021 to April 30, 2021. The economic terms of rent remain the same as the consolidated rent terms under the previous four separate lease agreements.

Conference Call Information

LTC will conduct a conference call on Friday, July 31, 2020, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2020. The call also will include special guest Lynne Katzmann, Founder and Chief Executive Officer of Juniper Communities. Both LTC's earnings release and supplemental information package for the current period and Ms. Katzmann's slide presentation will be available at: http://ir.ltcreit.com/Presentations.

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The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com

USA Toll-Free Number	1-877-510-2862

International Toll-Free Number	1-412-902-4134

Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through August 14, 2020 via the following:

USA Toll-Free Number	1-877-344-7529

International Toll-Free Number	1-412-317-0088

Canada Toll-Free Number	1-855-669-9658

Conference Number	10145214

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds 180 investments in 27 states with 29 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

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LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues:
Rental income	$20,275 (1)	$38,277	$58,310 (1)	$75,901
Interest income from mortgage loans	7,820	7,351	15,597	14,662
Interest and other income	386	638	984	1,159
Total revenues	28,481	46,266	74,891	91,722

Expenses:
Interest expense	7,546	7,710	15,256	15,177
Depreciation and amortization	9,797	9,860	19,466	19,467
Provision for doubtful accounts	—	84	1	167
Transaction costs	64	200	134	200
Property tax expense	4,111	3,910	8,334	8,296
General and administrative expenses	4,580	4,596	9,680	9,167
Total expenses	26,098	26,360	52,871	52,474

Other operating income:
Gain on sale of real estate, net	189	500	44,043	500
Operating income	2,572	20,406	66,063	39,748
Loss on unconsolidated joint ventures	(620)	—	(620)	—
Income from unconsolidated joint ventures	—	128	231	1,213
Net income	1,952	20,534	65,674	40,961
Income allocated to non-controlling interests	(82)	(88)	(171)	(169)
Net income attributable to LTC Properties, Inc.	1,870	20,446	65,503	40,792
Income allocated to participating securities	(97)	(94)	(278)	(186)
Net income available to common stockholders	$1,773	$20,352	$65,225	$40,606

Earnings per common share:
Basic	$0.05	$0.51	$1.66	$1.03
Diluted	$0.05	$0.51	$1.66	$1.02

Weighted average shares used to calculate earnings per common share:
Basic	39,055	39,577	39,298	39,555
Diluted	39,137	39,769	39,380	39,747

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1)	Decreased primarily due to a $17,742 adjustment for collectibility of rental income and lease incentives during the second quarter of 2020 and reduction in rent related to the sale of the Preferred Care portfolio, partially offset by increased rent from acquisitions and lease transitions.

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Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

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Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020		2019	2020		2019
GAAP net income available to common stockholders	$1,773	(1)	$20,352	$65,225	(1)	$40,606
Add: Depreciation and amortization	9,797		9,860	19,466		19,467
Add: Loss on unconsolidated joint ventures	620		—	620		—
Less: Gain on sale of real estate, net	(189)		(500)	(44,043)		(500)
NAREIT FFO attributable to common stockholders	12,001		29,712	41,268		59,573

Add: Non-recurring items	17,742	(2) (3)	—	17,742	(2) (3)	576	(4) (5)
FFO attributable to common stockholders, excluding non-recurring items	$29,743		$29,712	$59,010		$60,149

NAREIT FFO attributable to common stockholders	$12,001		$29,712	$41,268		$59,573
Non-cash income:
Less: straight-line rental income	(634)		(1,275)	(1,473)		(2,513)
Add: amortization of lease costs	293	(3)	94	394	(3)	181
Add: Other non-cash expense	17,557	(2)	—	17,557	(2)	1,926	(4)
Less: Effective interest income from mortgage loans	(1,555)		(1,418)	(3,078)		(2,833)
Less: Deferred income from unconsolidated joint ventures	—		(6)	—		(13)
Net non-cash income	15,661		(2,605)	13,400		(3,252)

Non-cash expense:
Add: Non-cash compensation charges	1,762		1,623	3,539		3,312
Less: Capitalized interest	(86)		(73)	(277)		(333)
Net non-cash expense	1,676		1,550	3,262		2,979

Funds available for distribution (FAD)	29,338		28,657	$57,930		$59,300

Less: Non-recurring income	—		—	—		(1,350)	(5)
Funds available for distribution (FAD), excluding non-recurring items	$29,338		$28,657	$57,930		$57,950

(1)	Decreased primarily due to a $17,742 adjustment for collectibility of rental income and lease incentives during the second quarter of 2020 and reduction in rent related to the sale of the Preferred Care portfolio, partially offset by increased rent from acquisitions and lease transitions.
(2)	Represents the write-off of Senior Lifestyle straight-line rent.
(3)	Includes the write-off of Senior Lifestyle lease incentives.
(4)	Represents the write-off of straight-line rent due to a lease termination and transition of two seniors housing communities to a new operator.
(5)	Represents deferred rent repayment from an operator.

NAREIT Basic FFO attributable to common stockholders per share	$0.31	$0.75	$1.05	$1.51
NAREIT Diluted FFO attributable to common stockholders per share	$0.31	$0.75	$1.05	$1.50

NAREIT Diluted FFO attributable to common stockholders	$12,001	$29,806	$41,268	$59,759
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,137	39,934	39,380	39,908

Diluted FFO attributable to common stockholders, excluding non-recurring items	$29,840	$29,806	$59,010	$60,335
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,309	39,934	39,380	39,908

Diluted FAD, excluding non-recurring items	$29,435	$28,751	$57,930	$58,136
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,309	39,934	39,380	39,908

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LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Investments:
Land	$127,774	$126,703
Buildings and improvements	1,317,917	1,295,899
Accumulated depreciation and amortization	(330,098)	(312,642)
Operating real estate property, net	1,115,593	1,109,960
Properties held-for-sale, net of accumulated depreciation: 2020—$0; 2019—$35,113	—	26,856
Real property investments, net	1,115,593	1,136,816
Mortgage loans receivable, net of loan loss reserve: 2020—$2,580; 2019—$2,560	256,069	254,099
Real estate investments, net	1,371,662	1,390,915
Notes receivable, net of loan loss reserve: 2020—$163; 2019—$181	16,093	17,927
Investments in unconsolidated joint ventures	1,023	19,003
Investments, net	1,388,778	1,427,845

Other assets:
Cash and cash equivalents	50,370	4,244
Debt issue costs related to bank borrowings	1,766	2,164
Interest receivable	29,701	26,586
Straight-line rent receivable	29,619	45,703
Lease incentives	2,471	2,552
Prepaid expenses and other assets	7,467	5,115
Total assets	$1,510,172	$1,514,209

LIABILITIES
Bank borrowings	$89,900	$93,900
Senior unsecured notes, net of debt issue costs: 2020—$735; 2019—$812	599,565	599,488
Accrued interest	4,587	4,983
Accrued expenses and other liabilities	28,815	30,412
Total liabilities	722,867	728,783

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2020—39,243; 2019—39,752	392	398
Capital in excess of par value	849,326	867,346
Cumulative net income	1,358,985	1,293,482
Cumulative distributions	(1,429,809)	(1,384,283)
Total LTC Properties, Inc. stockholders’ equity	778,894	776,943
Non-controlling interests	8,411	8,483
Total equity	787,305	785,426
Total liabilities and equity	$1,510,172	$1,514,209

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